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                                                                    EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  ABC-NACO INC.


         ABC-NACO Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is ABC-NACO Inc. ABC-NACO Inc. was originally incorporated under the name of ABC Rail Corporation, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 24, 1987.

         2. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

         3. The text of the Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  ABC-NACO INC.

         FIRST. The name of the Corporation is ABC-NACO Inc.

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. Section 1. AUTHORIZED CAPITAL STOCK. The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 26,000,000 shares, consisting of 25,000,000 shares of Common Stock having a par value of $.01 per share, and 1,000,000 shares of Preferred Stock having a par value of $1.00 per share.


         Section 2. PREFERRED STOCK. The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation ("Board") is hereby authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to issue shares of Preferred Stock in such series and, by filing a certificate pursuant to Section 151 of the General Corporation Law of the State of

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Delaware, to establish the number of shares to be included in any such series, and to fix the powers, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions of any such preferences and/or rights, of all shares of any such series. The authority of the Board with respect to each such series shall include, but not be limited to, the determination of any or all of the following:

         (a) the number of shares constituting the series and the designation to distinguish the shares of such series from the shares of all other series;

         (b) whether such series shall have voting powers, in addition to the voting powers provided by law, and, if so, the terms of such voting powers;

         (c) whether the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates;

         (d) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates;

         (e) the rights of the shares of such series upon the voluntary or involuntary liquidation, dissolution, or winding up of, or upon any distribution of the assets of, the Corporation;

         (f) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of exchange applicable thereto, with provision for adjustment of any such price or rate in such events as the Board shall determine;

         (g) the rights, if any, of holders of shares of such series to subscribe for or to purchase any securities of the Corporation or of any other corporation or entity;

         (h) whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund; and

         (i) any other powers, designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of any such preferences and/or rights, of such series;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock (collectively, a "Preferred Stock Designation").


         Section 3. COMMON STOCK. (a) Except as may be otherwise provided in a Preferred Stock Designation, by law or by this Restated Certificate of Incorporation, the holders of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, for each share of Common Stock held of record by such holder as of the record date for such meeting. Except as may be otherwise provided in a Preferred Stock Designation, by law or by this Restated Certificate of Incorporation, the holders of Common Stock shall have the exclusive right to vote for the election of Directors of the Corporation and for all other purposes, and the holders of Preferred Stock shall not be

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entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

         (b) No dividend, other than in Common Stock or any other class of stock of the Corporation subordinate to the Preferred Stock, as to both dividends and the distribution of assets of the Corporation, shall be paid upon or declared and set apart for payment with respect to the Common Stock unless (i) as to each series of the Preferred Stock entitled to cumulative dividends, dividends for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart, and (ii) as to all outstanding series of Preferred Stock, the amount of the dividend for the current period shall be fully paid, or the dividend for the current dividend period shall be declared and a sum sufficient for the payment thereof set apart.

         (c) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, none of the assets of the Corporation shall be distributed to the holders of the Common Stock until after the holders of the Preferred Stock shall have been paid in full the preferential amounts to which they are entitled. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         SIXTH. The Corporation is to have perpetual existence.

         SEVENTH. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         EIGHTH. Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, general or limited partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

         NINTH. To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Ninth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

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         TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         ELEVENTH. (a) The number of directors comprising the Board shall not exceed eight (8) members and the number of directors in each class of directors shall be fixed from time to time by or in the manner provided in the Corporation's By-Laws.

          (b) The Board shall be divided into three classes of directors with the term of office of directors in the first class (Class I) to expire at the annual election of directors of the Corporation in 1999, the term of office of directors of the second class (Class II) to expire at the annual election of directors of the Corporation in 2000, and the term of office of the directors of the third class (Class III) to expire at the annual election of directors of the Corporation in 2001. The initial directors shall be as follows: the initial directors of Class I shall be James E. Martin and Willard H. Thompson; the initial directors of Class II shall be Richard A. Drexler and George W. Peck IV; the initial directors of Class III shall be Daniel W. Duval, Jean-Pierre M. Ergas, Donald W. Grinter and Joseph A. Seher. Each of the initial directors shall hold office until his or her respective successor is elected and qualified, except as required by law. At each annual election of directors of the Corporation, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual election of directors of the Corporation occurring after their election. At each annual election of the directors of the Corporation, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such election. If a director resigns, dies, or otherwise leaves office prior to the expiration of his or her term, a new director will be elected to fulfill the remainder of that term. Election of directors of the Corporation must be by written ballot.

          (c) Notwithstanding anything contained in this Restated Certificate of Incorporation, as amended, to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding stock of the Corporation entitled to vote in the election of the directors of the Board, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Eleventh. The amendment or repeal of, or the adoption of any provision inconsistent with, this Article Eleventh must be by written ballot.